                                                                   EXHIBIT 99.01


                                HF BANCORP, INC.
                            445 EAST FLORIDA AVENUE
                          HEMET, CALIFORNIA 92543-4244
                           (888) 540-4363, EXT. 2190

Dear Stockholder:

     Enclosed are your proxy and proxy statement for the special meeting of stockholders of HF Bancorp, Inc. to be held on June 3, 1999 at the Simpson Center, 305 East Devonshire Avenue, Hemet, California.


     If, in addition to being a stockholder of HF Bancorp on April 19, 1999, you are a participant with accounts in the ESOP Trust, you also will receive Confidential Voting Directions and Instructions to Plan Participants from HF Bancorp asking you to sign, date and return the Confidential Voting Directions in the postage-paid envelope provided with such directions.


     PLEASE VOTE BY SIGNING, DATING AND RETURNING YOUR PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU DECIDE TO ATTEND THE MEETING, TO ENSURE THAT YOUR VOTE IS REPRESENTED.
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PROXY                                                                      PROXY

                                HF BANCORP, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Richard S. Cupp, Mark Andino, and Janet E. Riley, and each of them, as attorneys and proxies (with full power of substitution in each) to vote all common stock of HF Bancorp, Inc. that the undersigned is entitled to vote at the special meeting of stockholders of HF Bancorp, Inc. to be held June 3, 1999 and at any adjournment thereof. Unless otherwise specified, this proxy will be voted FOR the merger of HF Bancorp and Temple-Inland Inc., and in the discretion of the proxies on any and all other matters that may properly come before such special meeting or any adjournment thereof.


                        (Please complete on other side)
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                                HF BANCORP, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (0)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. The approval and adoption of the Agreement and Plan of Merger by and among Temple-Inland Inc., HF Bancorp, Inc., Guaranty Federal Bank, F.S.B., an indirect wholly-owned subsidiary of Temple-Inland, and Hemet Federal Savings and Loan Association.

For      Against      Abstain
(  )     (  )         (  )

2. In the discretion of the proxies, and to vote upon such other business incident to the conduct of the special meeting as may properly come before the special meeting and any adjournment or postponement of the meeting, including, without limitation, a motion to adjourn the meeting to another time or place for the purpose of soliciting additional proxies in order to approve the merger.

For      Against      Abstain
(  )     (  )         (  )

                                            Dated:
         -----------------------------------------------------------------------
                                            , 1999

                                            Signature(s)
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                                                   -----------------------------

     PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. DATE AND RETURN PROMPTLY.